Exhibit 10.5
GUARANTY OF PAYMENT
(Loan A)
     THIS GUARANTY OF PAYMENT (this “Agreement”) is made as of August 28, 2007, by SUNRISE SENIOR LIVING, INC., a corporation organized under the laws of the State of Delaware (“Guarantor”) in favor of CHEVY CHASE BANK, F.S.B., a federal savings bank, its successors and assigns, as Agent (“Agent”) for Lenders (individually a “Lender” and collectively, “Lenders”) party to the Loan Agreement (as hereinafter defined).
     IN ORDER to induce Lenders to make a loan in the principal amount of $30,000,000 (the “Loan”) to Sunrise Connecticut Avenue Assisted Living, L.L.C., a limited liability company organized under the laws of the Commonwealth of Virginia (“Borrower”) and in connection therewith to accept one or more Deed of Trust Notes (as amended, extended, restated, supplemented or otherwise modified from time to time, collectively, the “Note”) and a Deed of Trust, Assignment, Security Agreement and Fixture Filing (Loan A) (as amended, extended, restated, supplemented or otherwise modified from time to time, the “Deed of Trust”), all of even date herewith, made by Borrower in the aggregate principal sum of $30,000,000, which Loan is to be advanced pursuant to the terms of a Loan and Security Agreement (Loan A) of even date herewith by and among Borrower, Agent and Lenders named therein and party thereto (as amended, extended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), Guarantor hereby covenants and agrees with Agent and Lenders as follows:
     1. Guaranty.
     Guarantor hereby unconditionally and irrevocably guarantees to Agent and Lenders: (a) the due and punctual payment in full (and not merely the collectibility) of the principal of the Note and the interest thereon, in each case when due and payable, whether on any installment payment date or at the stated or accelerated maturity, all according to the terms of the Note and the Deed of Trust; and (b) the due and punctual payment in full (and not merely the collectibility) of all other sums and charges which may at any time be due and payable in accordance with, or secured by, the Note, the Deed of Trust or any other document evidencing or securing the Loan (together with the Note and the Deed of Trust, the “Financing Documents”); and (c) the due and punctual performance of all of the other terms, covenants and conditions contained in the Note and the other Financing Documents, on the part of Borrower or any subsequent owner of the property more particularly described in the Deed of Trust (the “Property”) to be performed.
     2. Guaranty Unconditional.
     Guarantor expressly agrees that Agent may, in its sole and absolute discretion, without notice to or further assent of Guarantor, except as specifically set forth herein, and without in any way releasing, affecting or impairing the obligations and liabilities of Guarantor hereunder: (a) waive compliance with, or any defaults under, or grant any other indulgences with respect to, the Financing Documents; (b) with Guarantor’s prior written consent, modify, amend, change or terminate any provisions of the Financing Documents; (c) with Guarantor’s prior written consent, grant extensions or renewals of or with respect to the Note or the other Financing Documents; (d) with Guarantor’s prior written consent, effect any release, subordination, compromise or settlement in connection with the Note and the other Financing Documents; (e) with Guarantor’s prior written consent, agree to the substitution, exchange, release or other disposition of all or any part of the Property, or any other collateral for the Loan; (f) make advances for the purpose of performing any term or covenant contained in any of the Financing Documents with respect to which Borrower or the then owner of the Property shall be in default; (g) with Guarantor’s prior written consent, assign or otherwise transfer the Financing Documents or this Agreement or any interest therein or herein; and (h) deal in all respects with Borrower or the then owner of the Property as if this Agreement were not in effect. The obligations of Guarantor under this Agreement shall be unconditional, irrespective of the genuineness, validity, regularity or enforceability of the Note or the Deed of Trust, or any security given therefor or in connection therewith, or any other circumstances which might otherwise constitute a legal or equitable discharge of a surety or guarantor.
     3. Guaranty Primary.
     The obligations and liability of Guarantor under this Agreement shall be primary, direct and immediate; shall not be conditional or contingent upon pursuit by Agent of any remedies it may have against Borrower with respect to the Financing Documents, whether pursuant to the terms thereof or by law; and shall not be subject to any counterclaim, recoupment, set-off, reduction or defense based upon any claim that Guarantor may have against Borrower, Agent or any Lender. Without limiting the generality of the foregoing, Agent shall not be required to make any demand on Borrower and/or the then owner of the Property, or to sell at foreclosure or otherwise pursue or exhaust its remedies against the Property or any part thereof and/or against Borrower or the then owner of the Property, before, simultaneously with or after enforcing its rights and remedies hereunder against Guarantor. Any one or more successive and/or concurrent actions may be brought hereon against Guarantor either in the same action, if any, brought against Borrower and/or the then owner of the Property or in separate actions, as often as Agent may deem advisable.
     4. Waivers by Guarantor.
     Guarantor hereby unconditionally and irrevocably waives: (a) presentment and demand for payment of the principal of or interest on the Note and protest of non-payment; (b) notice of acceptance of this Agreement and of presentment, demand and protest; (c) except as set forth below, notice of any default under this Agreement or any of the Financing Documents and notice of all indulgences; (d) except as set forth below, demand for observance, performance, or enforcement of any terms or provisions of this Agreement or any of the Financing Documents; (e) any right or claim of right to cause a marshalling of the assets of Borrower; and (f) all other notices and demands otherwise required by law which Guarantor may lawfully waive.
     5. Reimbursement for Expenses.
     If Agent shall commence any action or proceeding for the enforcement of this Agreement, Guarantor shall reimburse Agent promptly upon demand, for all expenses incurred in connection therewith, including, without limitation, reasonable attorneys’ fees.

     6. Acceleration.
     Anything in this Agreement or in any of the Financing Documents to the contrary notwithstanding, Agent, at its option, may, as to Guarantor, accelerate the indebtedness evidenced and secured by the Financing Documents in the event of: (a) the making by Guarantor of an assignment for the benefit of creditors; (b) the appointment of a custodian for Guarantor, or for any property of Guarantor; (c) the commencement of any proceeding by Guarantor under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or like law or statute; or (d) the commencement of any proceeding against Guarantor under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or like law or statute which is not discharged or dismissed within ninety (90) days after institution thereof; or (e) the termination, dissolution or, liquidation of Guarantor, without the prior written consent of Agent. A change of control of Guarantor will not be a default hereunder or under any other Financing Document for this Loan so long as Guarantor continues to own one hundred percent (100%) of Sunrise Senior Living Management, Inc., Sunrise Senior Living Investments, Inc. and Sunrise Development, Inc. and the contracts between these entities and the Borrower remain in full force and effect.
     7. Subordination; Subrogation.
     If Guarantor shall advance any sums to Borrower or if Borrower shall hereafter become indebted to Guarantor, such sums and indebtedness shall be subordinate in all respects to the amounts then or thereafter due and owing to Lenders under the Financing Documents. Nothing herein contained shall be construed to give Guarantor any right of subrogation in and to the Note or the Deed of Trust or all or any part of Lenders’ interest therein, until all amounts owing to Lenders shall have been paid in full. Notwithstanding any provision of this Paragraph to the contrary, if Guarantor is or becomes an “insider” (as defined from time to time in Section 101 of the Federal Bankruptcy Code) with respect to Borrower, then Guarantor irrevocably and absolutely waives any and all rights of subrogation, contribution, indemnification, reimbursement or any similar rights against Borrower with respect to this Agreement, whether such rights arise under an express or implied contract or by operation of law. It is the intention of the parties hereto that Guarantor shall not be deemed to be a “creditor” (as defined in Section 101 of the Federal Bankruptcy Code) of Borrower by reason of the existence of this Agreement in the event that Borrower becomes a debtor in any proceeding under the Federal Bankruptcy Code.
     8. Representations and Warranties.
     Guarantor represents and warrants to Agent as follows:
          (a) Good Standing. Guarantor (a) is a corporation duly organized, existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.
          (b) Power and Authority. Guarantor has full corporate power and authority to execute and deliver this Agreement and the other Financing Documents to which it is a party and to incur and perform the Obligations (as defined in the Deed of Trust) whether under this Agreement, the other Financing Documents or otherwise, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or any creditors of Guarantor, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of Guarantor, is required as a condition to the execution, delivery, validity or enforceability of this Agreement or the other Financing Documents or the performance by Guarantor of the Obligations.
          (c) Binding Agreements. This Agreement and the other Financing Documents executed and delivered by Guarantor have been properly executed and delivered and constitute the valid and legally binding obligations of Guarantor and are fully enforceable against Guarantor in accordance with their respective terms.
          (d) No Conflicts. Neither the execution, delivery and performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by Guarantor nor the consummation of the transactions contemplated by this Agreement will conflict with, violate or be prevented by (i) the charter or bylaws of Guarantor, (ii) any existing mortgage, indenture, contract or agreement binding on Guarantor or affecting its property, or (iii) any Laws.
          (e) Compliance with Laws. Guarantor is not in violation of any applicable Laws (including, without limitation, any Laws relating to employment practices, to environmental, occupational and health standards and controls) or order, writ, injunction, decree or demand of any court, arbitrator or any Governmental Authority affecting Guarantor or its properties, the violation of which, considered in the aggregate, are reasonably likely to materially adversely affect the business, operations or properties of Guarantor.
          (f) Litigation. Except as shown on the Form 8K provided to Lender, there are no proceedings, actions or investigations pending or, so far as Guarantor knows, threatened before or by any court, arbitrator or any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of Guarantor, would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of Guarantor.
          (g) Financial Condition. On the date delivered, the draft financial statements of Guarantor dated June 30, 2006 were complete and correct and fairly presented the financial position of Guarantor and the results of its operations and transactions in its surplus accounts as of the date and for the period referred to and were prepared in accordance with GAAP applied on a consistent basis throughout the period involved. Subsequently the Guarantor provided additional information including cash and debt levels as of June 30, 2007 and there has been no material adverse change in the cash or debt levels of Guarantor since such reports. The representations and warranties contained in this Section shall also cover financial statements furnished from time to time to Agent pursuant to the Loan Agreement. Notwithstanding the foregoing, except as provided in Section 7.1 of the Loan Agreement, Guarantor will not be required to deliver financial statements or operating statement until ten (10) days after such statements have been made publicly available by the Securities and Exchange Commission.

          (h) Full Disclosure. The financial statements referred to in Section 8(g), and the statements, reports or certificates furnished by Guarantor in connection with this Agreement (i) do not contain any untrue statement of a material fact and (ii) when taken in their entirety, do not omit any material fact necessary to make the statements contained therein not misleading. There is no fact known to Guarantor which Guarantor has not disclosed to Agent in writing prior to the date of this Agreement which materially and adversely affects or in the future could, in the reasonable opinion of Guarantor materially adversely affect the condition, financial or otherwise, results of operations, business, or assets of Guarantor.
          (i) Financial Interest. Financial Interest. Guarantor will derive a benefit from the credit facilities extended to and the Obligations incurred by Borrower, and hereby waives any claim that Agent violated the Equal Credit Opportunity Act (15 U.S.C. 1691 et seq.) in connection with the Loan, any of the Financing Documents or any of the other Obligations or security for any obligation which is the subject thereto.
     9. Covenants.
          (a) Guarantor covenants and agrees that until the Obligations are repaid in full Guarantor shall at all times directly or indirectly own one hundred percent (100%) or more of the membership interests of Borrower.
          (b) Guarantor covenants and agrees that until the Obligations are repaid in full Guarantor or an entity controlled by Guarantor shall operate and manage the Property.
          (c) Guarantor hereby covenants and agrees that it will comply with (i) the following financial covenants contained in the Sunrise Senior Financing Agreement (as defined in the Loan Agreement) provided that Lenders hereby agree that it will consent to any waiver or modification of such covenants to which the Sunrise Bank Group (as defined in the Loan Agreement) consents so long as Agent is a member of the Sunrise Bank Group and Guarantor, Borrower and Lenders shall negotiate replacement covenants acceptable to Lenders if Agent ceases to be a member of the Sunrise Bank Group:
          (i) Consolidated Net Worth. Guarantor will at all times maintain, tested as of the end of each of the Borrower’s fiscal quarters beginning with the quarter ending December 31, 2007, a Consolidated Net Worth of not less than the sum of $450,000,000 (which is eighty percent (80%) of consolidated GAAP Shareholder Equity as of the date hereof) plus seventy-five percent (75%) of the net proceeds to Guarantor of any equity capital transaction received during any subsequent quarter (except for all exercises of employee stock options, issuance or sale of restricted stock and operation of the employee stock purchase program), less $110,000,000 associated with stock repurchases.
          (ii) Leverage Ratio. Guarantor will maintain, tested as of the end of each of Guarantor’s fiscal quarters beginning with the quarter ending December 31, 2007, a ratio of Total Funded Indebtedness to Consolidated EBITDA so that it is not more than 4.25 to 1.0.

          (iii) Fixed Charge Coverage Ratio. Guarantor will maintain, tested as of the end of each of the Guarantor’s fiscal quarters beginning with the quarter ending December 31, 2007, a ratio of Consolidated EBITDAR to Consolidated Fixed Charges of not less than 1.75 to 1.0.
The following definitions shall apply to this Section 9(c):
  “Capitalized Cash Interest Expense” means capitalized interest on construction or development loans, to the extent not funded from an interest reserve as part of third party construction financing.
  “Consolidated EBITDA” means the sum of: (a) (i) net income; (ii) Consolidated Interest Expense; (iii) income taxes; (iv) depreciation and amortization; (v) the non-cash component of any unusual or non-recurring item of loss or expense which was deducted in determining net income (in accordance with GAAP), and (vi) income (or loss) in respect of minority interest (assuming it was deducted in the calculation of net income); minus (b) “other income — operating properties” as shown on Guarantor’s financial statements in accordance with GAAP as of the date hereof (or as such category may be categorized in future financial statements) in each case for Guarantor and its Subsidiaries on a consolidated basis. For purposes of calculating the leverage ratio only, Consolidated EBITDA will be adjusted to reflect actual transition costs (post-closing) or pre-closing on a pro forma basis to reflect (i) material acquisitions and dispositions of property and (ii) material acquisitions and dispositions of management contracts, provided that documentation of such acquisitions and dispositions satisfactory to the Agent in its sole discretion is delivered to the Agent. Transition costs shall be subject to the approval of the Agent.
  “Consolidated EBITDAR” means the sum of: (a) Consolidated EBITDA plus (b) rent paid or payable under all operating leases as determined in accordance with GAAP.
  “Consolidated Fixed Charges” means the sum of: (a) Consolidated Interest Expense, (b) Capitalized Cash Interest Expense (c) scheduled payments of principal on Total Funded Indebtedness (excluding balloon payments), (d) rent payable under all operating leases (other than capital leases) as determined in accordance with GAAP, and (e) dividends payable on stock.
  “Consolidated Interest Expense” means total interest expense (whether paid or accrued), including the amortization of debt discounts and premiums as well as the interest component under capital leases, on a consolidated basis in accordance with GAAP.
  “Consolidated Net Worth” means Shareholders’ Equity of Guarantor and its Subsidiaries on a consolidated basis in accordance with GAAP.
  “Continuing Care Retirement Community” means a senior living facility which provides or arranges housing and health-related services that are effective for the life of the resident or for an extended, specified period in excess of one year, including mutually terminable contracts, in consideration for the payment of an entrance fee, which services are provided on a comprehensive continuum of care basis which includes a skilled nursing facility.
  “Development Joint Venture” means an entity which owns a Development Joint Venture Investment.
  “Development Joint Venture Investments” means (a) Investments which are (i) less than fifty percent (50%) owned and unconsolidated by any of the Loan Parties and (ii) have a ratio of

EBITDAR (as defined by GAAP) to Fixed Obligations (as defined by GAAP) of less than 1.20 to 1.0 for any fiscal quarter plus (b) any amounts funded by any of the Loan Parties under operating deficit guaranties or construction completion guaranties.
  “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
  “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the carrying value of such Investment determined in accordance with GAAP.
  “Lifecare Bond” means a surety bond, irrevocable letter of credit or other financial assurance required by a Governmental Authority as evidence of the financial responsibility of the owner or operator of a Continuing Care Retirement Community.
  “Loan Parties” means, collectively, Guarantor, each Subsidiary Guarantor (as defined in the Sunrise Financing Agreement), and each Designated Borrower.
  “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
  “Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Company and its Subsidiaries as of that date determined in accordance with GAAP.
  “Total Funded Indebtedness” means all indebtedness and guarantees including recourse and non-recourse mortgage debt, capitalized leases, letters of credit, unsecured debt, guarantees (including all debt guarantees, but excluding all development completion guarantees and operating deficit guarantees which will be captured in the limitation on Development Joint Ventures), purchase obligations treated as liabilities per GAAP, subordinated debt, unfunded obligations (including total Lifecare Bond obligations at GAAP book value, subject to certain exclusions as discussed below), all as defined in accordance with GAAP. Total Funded Indebtedness shall not include security deposits, accounts payable, accrued liabilities, any prepaid rent and any outstanding balance under the Convertible Debt only to the extent that the Company’s common stock market price remains at least $2.50 per share above the Convertible Debt conversion price. Furthermore, certain Lifecare Bond obligations may be excluded from Total Funded Indebtedness to the extent the Borrower is not obligated to refund these obligations prior to receiving proceeds of new Lifecare Bonds. Total Funded Indebtedness will be reduced by unrestricted cash balances, cash equivalents and short-term marketable securities in excess of $50,000,000.

     10. Financial Statements.
     Guarantor shall provide to Agent, the financial statements of Guarantor more fully described in Section 7.1 of the Loan Agreement.
     Guarantor also agrees to provide Agent with such other financial information at such other times as may be reasonably requested by Agent.
     11. Governing Law.
     The provisions of this Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia as the same may be in effect from time to time.
     12. Consent to Jurisdiction.
     Guarantor irrevocably submits to the jurisdiction of any state or federal court sitting in the Commonwealth of Virginia over any suit, action, or proceeding arising out of or relating to this Agreement. Guarantor irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon Guarantor and may be enforced in any court to whose jurisdiction Guarantor is subject, by a suit upon such judgment provided that service of process is effected upon Guarantor in a manner specified in this Agreement or as otherwise permitted by applicable law.
     13. Service of Process.
     Guarantor hereby irrevocably designates and appoints CT Corporation, 4701 Cox Road, Suite 301, Glen Allen, Virginia 23060, as its authorized agent to accept and acknowledge on its behalf service of any and all process that may be served in any suit, action, or proceeding instituted in connection with this Agreement in any state or federal court sitting in the Commonwealth of Virginia. If such agent shall cease so to act, Guarantor shall irrevocably designate and appoint without delay another such agent in the Commonwealth of Virginia satisfactory to Agent and shall promptly deliver to Agent evidence in writing of such agent’s acceptance of such appointment and its agreement that such appointment shall be irrevocable.
     Guarantor hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Agreement by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to it at its address designated herein and (b) serving a copy thereof upon Agent, hereinabove designated and appointed by Guarantor as Guarantor’s agent for service of process. Guarantor irrevocably agrees that such service shall be deemed in every respect to be effective service of process in any such suit, action, or proceeding. Nothing in this Agreement shall affect the right of Agent to serve process in any manner otherwise permitted by law and nothing in this Agreement will limit the right of Agent otherwise to bring proceedings against Guarantor, in the courts of any other appropriate jurisdiction or jurisdictions.

     14. Waiver of Jury Trial.
     Guarantor and Agent hereby, jointly and severally, waive trial by jury in any action or proceeding to which Guarantor and Agent may be parties, arising out of or in any way pertaining to (a) this Agreement, (b) the Loan or (c) the other Financing Documents. It is agreed and understood that this waiver constitutes a waiver of trial by jury of all claims against all parties to such actions or proceedings, including claims against parties who are not parties to this Agreement. This waiver is knowingly, willingly and voluntarily made by Guarantor, and Guarantor hereby represents and warrants that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. Guarantor further represents and warrants that it has been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel.
     15. Voidable Preference; Fraudulent Conveyance.
     If at any time any payment, or portion thereof, made by, or for the account of, Guarantor on account of any of the obligations and liabilities hereunder is set aside by any court or trustee having jurisdiction as a voidable preference or fraudulent conveyance or must otherwise be restored or returned by Agent under any insolvency, bankruptcy or other federal and/or state laws or as a result of any dissolution, liquidation or reorganization of Borrower or upon, or as a result of, the appointment of any receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any substantial part of its properties or assets, Guarantor hereby agrees that this Agreement shall continue and remain in full force and effect or be reinstated, as the case may be, all as though such payment(s) had not been made.
     16. Notices.
     Notice, demand, request or other communication which either party may desire to give to the other with respect to this Agreement, shall be deemed to have been properly given if in writing and delivered by hand, sent by overnight courier or mailed by certified mail, postage prepaid, addressed as follows:

Agent:	Chevy Chase Bank, F.S.B.
7926 Jones Branch Drive
McLean, VA 22102
Attention: Richard L. Amador
Group Vice President

If to Guarantor, at:	Sunrise Senior Living, Inc.
c/o Sunrise Senior Living Investments, Inc.
7902 Westpark Drive
McLean, Virginia 22102
Attention: James S. Pope

and:	Sunrise Senior Living, Inc.
7902 Westpark Drive
McLean, Virginia 22102
Attn: General Counsel

With a Courtesy Copy to:	Wayne G. Tatusko, Esquire
Wayne G. Tatusko, PC
3016 Williams Drive
Suite 200
Fairfax, VA 22031
     Any of the parties hereto may designate a change of address by notice in writing to the other parties. Whenever in this Agreement the giving of notice by mail or otherwise is required, the giving of such notice may be waived in writing by the person or persons entitled to receive such notice.
     17. Remedies Cumulative.
     All rights and remedies afforded to Agent by reason of this Agreement, the Financing Documents, or by law are separate and cumulative and the exercise of one shall not in any way limit or prejudice the exercise of any other such rights or remedies. Every right, power and remedy given by this Agreement to Agent shall be concurrent and may be pursued separately, successively or together against Guarantor; and each such right, power and remedy may be exercised from time to time as often as Agent may deem expedient. No delay or omission by Agent in exercising any such right or remedy shall operate as a waiver thereof. No waiver of any rights and remedies hereunder, and no modification or amendment hereof, shall be deemed made by Agent unless in writing and duly signed by Agent. Any such written waiver shall apply only to the particular instance specified therein and shall not impair the further exercise of such right or remedy or of any other right or remedy of Agent and no single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or any other right or remedy.
     18. Severability.
     If any provision (or any part of any provision) contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein but only to the extent it is invalid, illegal or unenforceable.
     19. Successors and Assigns.
     This Agreement shall inure to the benefit of, and be enforceable by, Agent and its successors and assigns as holder of the Note, and shall be binding upon, and enforceable against, Guarantor and its successors and assigns.
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     WITNESS the signature and seal of Guarantor as of the day and year first above written.

WITNESS OR ATTEST:	SUNRISE SENIOR LIVING, INC.

/s/ Kelly L. Hayden	By:	/s/ Carl Adams		(SEAL)

		Name:	Carl Adams
		Title:	Treasurer
COMMONWEALTH OF VIRGINIA, COUNTY OF FAIRFAX, TO WIT:
     I HEREBY CERTIFY, that on this 28th day of August, 2007, before me, the undersigned Notary Public of said Commonwealth, personally appeared Carl Adams, who acknowledged himself to be the Treasurer of Sunrise Senior Living, Inc., a corporation, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained as the duly authorized Treasurer of said corporation by signing the name of the corporation by himself as Treasurer.
     WITNESS my hand and Notarial Seal.

/s/ Marguerite W. Capen
Notary Public